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                                                                    EXHIBIT 10.3



                                 ENDOCARE, INC.

                    CONSULTING AND CONFIDENTIALITY AGREEMENT

        This Consulting Agreement is entered into as of June 1, 2001 (the "Effective Date") between Michael Strauss, M.D. ("Consultant") and ENDOCARE, INC., a Delaware corporation ("Corporation"). In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1.      TERM OF RETENTION AS CONSULTANT

        Corporation hereby agrees to retain Consultant, and Consultant agrees to act as a consultant to Corporation until either party cancels this Agreement with notice pursuant to Section 8 below.

2.      NATURE OF CONSULTING RELATIONSHIP

        Consultant will provide general recruiting and hiring advice and services to Corporation and assist Corporation in developing company strategies related to obtaining governmental and private insurance cover-age and payment for the costs associated with patients' use of Corporation's medical device products as specified in Exhibit A attached to this Agreement. In addition, Corporation may ask Consultant to provide additional services as needed; in such event, company will specify the additional services requested in a written letter to Consultant.

3.      COMPENSATION

        As consideration for his services, Consultant shall receive from Corporation 10,000 Endocare Nonstatutory Stock Options (hereinafter "Options"), in accordance with the Endocare, Inc. 1995 Stock Option Plan as amended. The vesting of said options shall occur as follows: 2,500 shares shall vest upon signing of this Agreement. On the last day of any subsequent calendar-year quarters in which the Consultant has remaining shares that are not yet vested (beginning with September 30, 2001), an additional 2,500 shares shall vest as long as the Consultant has provided an additional 24-48 hours of time on required duties (as set forth in Exhibit A) since any previous vesting of shares.

4.      EXPENSES

        Corporation shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with Corporation's business, but only if the incurring of any such expenses is approved by an executive officer of Corporation and Consultant provides Corporation with such substantiating receipts or other documentation as Corporation may reasonably require.

5.      CONSULTANT'S DUAL ROLE AS DIRECTOR AND CONSULTANT OF CORPORATION

        The parties hereto recognize and agree that Consultant is also a Director of Corporation on its Board of Directors and that nothing in this Agreement shall be construed to limit, change or otherwise alter Consultant's on-going fiduciary obligations as a Director of Corporation.

6.      CONFIDENTIAL INFORMATION

        (a) As used in this Agreement, the term "Confidential Information" refers to any and all valuable information of a confidential, proprietary or secret nature related to the present or future business of Corporation, the research and development activities of Corporation or the business of any customer, supplier, or contractor to Corporation. Confidential Information is to be broadly construed and includes, without limitation: (i) information disclosed by Corporation or its customers, suppliers or contractors ("together, "Contractors") to Consultant in the course of his/her retention by Corporation as well as information developed or learned by Consultant during the course of his/her retention; (ii) information that has or could have commercial value or other utility in the business in which Corporation or its Contractors are engaged or contemplate being engaged; (iii) information of which the unauthorized




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disclosure could be detrimental to the interests of Corporation or its
Contractors, whether or not such information is identified as Confidential Information by Corporation or its Contractors; and (iv) trade secrets, such as internal operations, services, physician practices, surgical operation procedures, computer programs, designs, technology, ideas, compositions, processes, formulas, data, source code, know-how, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, techniques, test results, specifications,. costs and pricing data, employee information, terms of Corporation's agreements, production and marketing plans and strategies, customers, and other information concerning Corporation or its actual or anticipated business, research or development, or information which is received in confidence by Corporation.

        (b) Consultant acknowledges and agrees that Confidential Information is a valuable and unique asset of Corporation, and Consultant will, at all times during the period of his retention by Corporation and thereafter, keep in confidence and trust all Confidential Information.

        (c) Consultant acknowledges and agrees that during the period of his retention by Corporation and thereafter, he/she will not directly or indirectly use or exploit the Confidential Information other than in the course of performing duties as a consultant of Corporation.

        (d) Consultant acknowledges and agrees that he will directly or indirectly discloses any Confidential Information to any person or entity without the prior written consent of Corporation.

        (e) Consultant agrees to abide by Corporation's policies and regulations, as established from time to time, for the protection of its Confidential Information;

        (f) Consultant agrees to use reasonable efforts to ensure that Corporation's confidential information, and any records or documents containing such information, will not be exposed to theft, embezzlement or unauthorized reproduction or disclosure,

7.      COMPANY OWNERSHIP OF INNOVATIONS

        (a) As used in this Agreement, "Developments" means all inventions, discoveries, written or printed materials, trade secrets, designs, techniques, know-how, data or other technical developments which Consultant makes, conceives, reduces to practice or learns of, either individually or jointly with others, during the term of this Agreement, and which are related to or useful in the business of Corporation or result from Consultant's retention by Corporation or from the use of premises owned, leased or otherwise used or acquired by Corporation.

        (b) Subject to the terms of this Agreement, Consultant agrees that any and all Developments are and will be the exclusive property of Corporation. Consultant hereby assigns to Corporation all right, title and interest Consultant may have or may acquire in and to all Developments. Consultant shall execute any assignments to Corporation or other documents requested by Corporation to evidence such assignment or Corporation's ownership of all such Developments and otherwise agrees to cooperate fully with and aid Corporation in establishing, enforcing and disposing of Corporation's patent and other proprietary rights with respect to all Developments. In the event Corporation is unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Development, whether due to mental or physical incapacity or any other cause, Consultant hereby irrevocably designates and appoints Corporation and each of its duly authorized officers as his/her agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of such patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by Consultant.

        (c) Except with respect to inventions which are to be assigned to or owned by the United States under contracts between Corporation and departments or agencies of the United States, the foregoing assignment to Corporation of Developments will not apply to any invention that Consultant develops entirely on his/her own time without using Corporation's equipment, supplies, facilities or trade




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secret information, except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to Corporation's business or to its actual or demonstrably anticipated research or development; or (ii) result from any work performed by Consultant for Corporation.

        (d) Consultant will make full and prompt disclosure to Corporation of all Developments made, conceived, reduced to practice or learned by Consultant, either individually or jointly with others, during the term of this Agreement. Consultant shall attach to this Agreement a schedule containing a complete listing of any Developments relevant to his retention by Corporation that were made, conceived or first reduced to practice by Consultant alone or jointly with others prior to his retention by Corporation, or which are covered by the exclusion set forth in (c) above, and that Consultant desires to remove from the operation of this Agreement. Corporation agrees to hold any disclosure in such schedule in confidence.

8.      CANCELLATION

        Either party may terminate this Agreement at such party's discretion with or without cause, by giving at least seven (7) days prior written notice of the termination to the other party. Upon termination of this Agreement for any reason, Consultant shall provide Company with all work in progress, or portions thereof, including all incomplete work, as required by Section 9 below. The termination of this Agreement pursuant to this Section shall not release either party from any obligation to pay any sum to the other party (whether then or thereafter payable) or operate to discharge any liability incurred prior to the termination date. In addition, the confidentiality obligations set forth under Paragraph 4 below shall survive the termination of this Agreement.

9.      RETURN OF COMPANY MATERIALS UPON TERMINATION

        Upon the termination of this Agreement for any reason, Consultant agrees to promptly and without request deliver to Corporation all originals and copies of notebooks, documents, reports, files, samples, mailing lists, computer programs and other records and data which are then in Consultant's possession or under his/her control and which pertain to his/her retention by Corporation or include Confidential Information or Developments, and to return to Corporation any other tangible personal property owned by Corporation, unless such return is waived in writing by Corporation. Consultant may retain copies of any such records required to be retained by Consultant to satisfy tax reporting or other legal requirements if permitted by Corporation. Consultant recognizes that the unauthorized taking of any of Corporation's trade secrets is a crime and could also result in civil liability to Corporation.

10.     REMEDIES

        Consultant acknowledges that his/her services under this Agreement and his. agreements in Sections 5-7 are of a special, unique, unusual, extraordinary and/or intellectual character, which give them particular value, that his/her violation of this Agreement could substantially injure the Corporation's business and directly and irreparably harm the company. Consultant further acknowledges and agrees that the his/her disclosure of any Confidential Information could substantially injure Corporation's business, impair its investments and goodwill, and jeopardized the Corporation's relationships with its customers and suppliers. The parties recognize that a remedy at law for any breach of this Agreement would necessarily be inadequate, and therefore stipulate that, in the event of any such breach, they shall be entitled to seek appropriate equitable relief, including, but not limited to, injunctive relief or specific performance, in addition to monetary damages. The parties waive the posting of a bond or other security as a condition to the entry of any injunction.

11.     CONFLICTING AGREEMENTS

        Consultant represents that his/her retention by Corporation under this Agreement and related actions have not breached, and will not breach, any covenant to keep in confidence proprietary information or any other agreement with a third party. Consultant has not entered into, and agrees that he/she will not enter into, any agreement either written or oral in conflict with this Agreement.




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12.     MISCELLANEOUS

               i.     GOVERNING LAW

               All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, excluding its conflict of laws rules.

               ii. MANDATORY ARBITRATION

               Any controversy or claim arising out of or relating to the interpretation, enforcement, or breach of this Agreement or the relationship between the parties hereto (other than actions for equitable relief) shall be resolved by final and binding arbitration venued in a Southern California office of the American Arbitration Association ("AAA") and conducted in accordance with the Commercial Arbitration Rules of the AAA. This paragraph shall be specifically enforceable under the Federal Arbitration Act. The award rendered by the arbitrator(s) may be entered and enforced in any court of competent jurisdiction.

               iii. SUCCESSORS AND ASSIGNS

               This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Consultant may not assign or otherwise transfer any of his rights or obligations under this Agreement without Corporation's prior written consent and any such transfer in violation of this paragraph shall be void.

               iv. ENTIRE AGREEMENT

               This Agreement contains all of the terms and conditions agreed upon by the parties, and supersedes any prior agreements or understandings, with respect to the subject matter of this Agreement.

               v. AMENDMENT OR MODIFICATION OF AGREEMENT

               This Agreement may be modified, altered or amended only by the written agreement of both the parties.

               vi. ATTORNEYS' FEES AND COSTS

               In any legal proceeding to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs and necessary disbursements in addition to any other relief to which it or he may be entitled.

               vii. COUNTERPARTS

               This Agreement may be executed in one or more counterparts, each of which shall be a valid original agreement.

               viii. SEVERABILITY

               If any provision of this Agreement or its application to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and its other application shall not be affected and shall be enforceable to the fullest extent permitted by law.

               ix. WAIVERS

               Any provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by the party or by a duly authorized officer of the party.




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No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

               x. NOTICES

               Any notice or other communication to a party provided for in this Agreement shall be deemed to have been duly given if delivered personally in writing to the party or on the date of its delivery, in writing addressed to the party, at such party's address determined in accordance with this paragraph. The address of Consultant shall be: 11012 Rosemont Dr., Rockeville, MD 20852. The address of Corporation shall be: 7 Studebaker, Irvine, California 92618. Either party may change its or his address for purposes of this Agreement by a notice given to the other party in accordance with this paragraph.

               xi. INDEPENDENT CONTRACTOR

               Consultant is retained by Corporation only for the purposes and to the extent set forth in this Agreement, and all services performed by Consultant pursuant to this Agreement shall be deemed to be services performed by Consultant as an independent contractor. Consultant shall not be considered as having employee status or as being entitled to participate in any plans, arrangements or distributions by Corporation pertaining to any pension, stock, bonus, profit sharing or similar benefits for Corporation's employees. Corporation shall not withhold any of Consultant's compensation payments for income tax purposes and shall not have any obligations with regard to Social Security payments for Consultant, insurance or workers' compensation coverage for Consultant, or any similar items. Nothing contained in this Agreement shall be deemed or construed to constitute a relationship of partnership, joint venture, principal and agent, employer and employee, franchisor and franchisee, or any other association between the parties.





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EXECUTED at Irvine, California as of the date first written above.



                                        CORPORATION:

                                        ENDOCARE, INC.,
                                        a Delaware corporation



                                        By:    /s/ Holly Williams
                                           -------------------------------------
                                        Vice President, Human Resources and
                                        General Counsel.


                                        CONSULTANT:



                                               /s/ Michael Strauss
                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Michael Strauss, PhD




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                                    EXHIBIT A

                                     DUTIES

- Recruiting: Consultant will assist Corporation in identifying, recruiting and interviewing potential candidates for employment, in particular candidates who are being considered for senior management positions and candidates being considered for a position as a specialist in the area of obtaining government and private insurance coverage and payment for the costs associated with patients' use of Corporation's medical device products.

- Insurance Reimbursement Strategies: Consultant will assist Corporation in developing the company strategies to enhance the likelihood of governmental and private insurance coverage for all costs associated with patients' use of Corporation's medical device products. Consultant also will provide strategic advice and consultation for marketing and reimbursement staff, including organizing and attending meetings with policy experts and executives, as appropriate.





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